EXHIBIT 99.1

REVOCABLE PROXY—COMMUNITY BANCORP

SPECIAL MEETING OF STOCKHOLDERS—                    , 2006

The undersigned stockholder(s) of Community Bancorp (the “Company”) hereby appoints, constitutes and nominates Edward Jamison, Lawrence Scott and Cathy Robinson, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Community Bank of Nevada, City Centre Office, 400 S. 4th Street, Suite 110, Las Vegas, Nevada on                     ,                     , 2006 at          p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Proposal to Approve Merger. To approve the merger pursuant to which Valley Bancorp will be merged into Community Bancorp, under the terms of the Agreement to Merge and Plan of Reorganization dated as of June 28, 2006, by and among Community Bancorp and Valley Bancorp.

☐ FOR the proposal listed above	☐ AGAINST the proposal listed above

☐ WITHHOLD AUTHORITY to vote for the proposal listed above

2.	Proposal to Amend Articles of Incorporation. To approve an amendment to the Articles of Incorporation increasing the authorized number of shares of common stock from 10,000,000 to 30,000,000.

☐ FOR the proposal listed above	☐ AGAINST the proposal listed above

☐ WITHHOLD AUTHORITY to vote for the proposal listed above

The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Special Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

Date:

Signature(s)

Number of Shares

I (We) will ☐ will not ☐ attend the Special Meeting of Stockholders in person

NOTE: Please sign your full name. Joint owners should each sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.